Exhibit 99.1

TTM Technologies, Inc., Q2’21	Contact:
Sameer Desai,
Vice President, Corporate Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

TTM Technologies, Inc. Reports Fiscal Second Quarter 2021 Results

Santa Ana, CA – July 28, 2021– TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) and radio frequency (“RF”) components and assemblies manufacturer, today reported results for the second quarter of fiscal 2021, which ended on June 28, 2021.

Second Quarter 2021 Highlights

•	Net sales were $567.4 million

•	GAAP net income of $28.3 million, or $0.26 per diluted share

•	Non-GAAP net income was $40.0 million, or $0.36 per diluted share

•	Cash flow from operations was $56.9 million, or 10% of revenues

Second Quarter 2021 Financial Results

Net sales for the second quarter of 2021 were $567.4 million, compared to $570.3 million from continuing operations in the second quarter of 2020.

GAAP operating income for the second quarter of 2021 was $40.9 million. This compares to GAAP operating income of $23.0 million from continuing operations in the second quarter of 2020.

GAAP net income for the second quarter of 2021 was $28.3 million, or $0.26 per diluted share, compared to net income of $9.3 million, or $0.09 per diluted share from continuing operations in the second quarter of 2020.

On a non-GAAP basis, net income for the second quarter of 2021 was $40.0 million, or $0.36 per diluted share. This compares to non-GAAP net income of $33.0 million, or $0.31 per diluted share from continuing operations in the second quarter of 2020.

Adjusted EBITDA in the second quarter of 2021 was $75.6 million, or 13.3 percent of net sales, compared to adjusted EBITDA of $76.8 million, or 13.5 percent of net sales, from continuing operations, in the second quarter of 2020.

“In the second quarter, TTM delivered revenue and non-GAAP earnings above the high end of the previously guided range despite significant challenges from COVID-19 and tight supply conditions for certain raw materials. The solid performance was driven by better than expected sales in our commercial end markets led by strong year on year growth from the automotive and data center computing end markets,” said Tom Edman, CEO of TTM. “Additionally, strict financial discipline drove strong and consistent operating cash flow in the quarter. These achievements reflect the strategic changes made to strengthen TTM, particularly the divestiture of the volatile mobility business which historically caused weak seasonal results in the first half of the year.”

Business Outlook

The stronger than expected revenues in Q2 pulled forward some demand from Q3 and the tight raw material supply conditions will have a greater impact in our third quarter. As a result, TTM estimates that revenue for the third quarter of 2021 will be in the range of $530 million to $570 million, and non-GAAP net income will be in the range of $0.31 to $0.37 per diluted share.

TTM Technologies, Inc., Q2’21	Contact:
Sameer Desai,
Vice President, Corporate Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss second quarter 2021 results and the third quarter 2021 outlook on Wednesday, July 28th, 2021 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 800-367-2403 or international 334-777-6978 (ID 3384553). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs and backplane assemblies as well as a global designer and manufacturer of high-frequency radio frequency (RF) and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of COVID-19, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products and raw materials used in TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

TTM Technologies, Inc., Q2’21	Contact:
Sameer Desai,
Vice President, Corporate Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Second Quarter		First Two Quarters
	2021	2020*	2021	2020*
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$567,383	$570,298	$1,093,815	$1,067,944
Cost of goods sold	467,473	469,868	912,305	886,172

Gross profit	99,910	100,430	181,510	181,772

Operating expenses:
Selling and marketing	14,605	15,969	30,887	32,138
General and administrative	30,634	33,309	58,929	67,648
Research and development	4,182	5,181	8,652	9,943
Amortization of definite-lived intangibles	9,042	9,561	18,563	19,123
Restructuring charges	559	13,414	3,791	13,742

Total operating expenses	59,022	77,434	120,822	142,594

Operating income	40,888	22,996	60,688	39,178
Interest expense	(11,079)	(18,572)	(22,468)	(38,353)
Loss on extinguishment of debt	—	—	(15,217)	—
Other, net	306	455	2,813	2,957

Income from continuing operations before income taxes	30,115	4,879	25,816	3,782
Income tax (provision) benefit	(1,854)	4,467	(747)	2,344

Net income from continuing operations	28,261	9,346	25,069	6,126
Income from discontinued operations, net of income taxes	—	172,421	—	174,467

Net income	$28,261	$181,767	$25,069	$180,593

Earnings per share:
Basic earnings per share from continuing operations	$0.26	$0.09	$0.23	$0.06
Basic earnings per share from discontinued operations	—	1.62	—	1.64

Basic earnings per share	$0.26	$1.71	$0.23	$1.70

Diluted earnings per share from continuing operations	$0.26	$0.09	$0.23	$0.06
Diluted earnings per share from discontinued operations	—	1.60	—	1.62

Diluted earnings per share	$0.26	$1.69	$0.23	$1.68

*  Prior period amounts have been revised to correct an immaterial error to income from discontinued operations, net of income taxes, net income, basic earnings per share from discontinued operations, basic earnings per share, diluted earnings per share from discontinued operations and diluted earnings per share.

Weighted-average shares used in computing per share amounts:
Basic	107,148	106,295	106,987	105,990
Diluted	109,795	107,485	109,250	107,431
Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	107,148	106,295	106,987	105,990
Dilutive effect of warrants	802	—	401	—
Dilutive effect of performance-based stock units, restricted stock units & stock options	1,845	1,190	1,862	1,441

Diluted shares	109,795	107,485	109,250	107,431

SELECTED BALANCE SHEET DATA

	June 28, 2021	December 28, 2020
Cash and cash equivalents, including restricted cash	$558,291	$451,565
Accounts and notes receivable, net	378,762	381,105
Contract assets	300,697	273,256
Inventories	126,355	115,651
Total current assets	1,404,515	1,248,758
Property, plant and equipment, net	650,764	650,435
Operating lease right of use asset	20,134	24,340
Other non-current assets	950,323	972,411
Total assets	3,025,736	2,895,944
Accounts payable	$364,005	$327,102
Total current liabilities	554,750	518,046
Debt, net of discount	926,523	842,853
Total long-term liabilities	1,000,615	933,889
Total equity	1,470,371	1,444,009
Total liabilities and equity	3,025,736	2,895,944

SUPPLEMENTAL DATA
	Second Quarter		First Two Quarters
	2021	2020	2021	2020
Gross margin	17.6%	17.6%	16.6%	17.0%
Operating margin	7.2%	4.0%	5.5%	3.7%

End Market Breakdown, excludes Mobility:
	Second Quarter
	2021	2020
Aerospace/Defense	33%	33%
Automotive	18%	12%
Data Center Computing	14%	13%
Medical/Industrial/Instrumentation	19%	21%
Networking/Communications	15%	20%
Other	1%	1%

Stock-based Compensation:
	Second Quarter
	2021	2020
Amount included in:
Cost of goods sold	$861	$620
Selling and marketing	442	291
General and administrative	2,015	1,690
Research and development	32	46

Total stock-based compensation expense	$3,350	$2,647

Operating Segment Data:
	Second Quarter
Net sales:	2021	2020
PCB	$553,480	$536,843
RF&S Components	13,903	12,091
Other[1]	—	21,364

Total net sales	$567,383	$570,298

Operating segment income:
PCB	$73,055	$77,714
RF&S Components	4,730	4,310
Corporate & Other[1]	(26,472)	(48,083)

Total operating segment income	51,313	33,941
Amortization of definite-lived intangibles	(10,425)	(10,945)

Total operating income	40,888	22,996
Total other expense	(10,773)	(18,117)

Income from continuing operations before income taxes	$30,115	$4,879

RECONCILIATIONS[2]

	Second Quarter		First Two Quarters
	2021	2020	2021	2020
Non-GAAP gross profit reconciliation[3] :
GAAP gross profit from continuing operations	$99,910	$100,430	$181,510	$181,772
Add back item:
Amortization of definite-lived intangibles	1,383	1,384	2,767	2,767
Accelerated depreciation	—	2,397	—	2,397
Stock-based compensation	861	620	2,026	1,470
Unrealized gain on commodity hedge	(99)	—	(99)	—
Restructuring and other charges	—	—	254	—

Non-GAAP gross profit	$102,055	$104,831	$186,458	$188,406

Non-GAAP gross margin	18.0%	18.4%	17.0%	17.6%

Non-GAAP operating income reconciliation[4] :
GAAP operating income from continuing operations	$40,888	$22,996	$60,688	$39,178
Add back items:
Amortization of definite-lived intangibles	10,425	10,945	21,330	21,890
Accelerated depreciation	—	2,754	—	2,754
Stock-based compensation	3,350	2,647	7,559	7,482
(Gain) on sale of assets	(11)	—	(421)	—
Unrealized gain on commodity hedge	(99)	—	(99)	—
Restructuring, acquisition-related, and other charges	566	14,273	3,851	15,869

Non-GAAP operating income	$55,119	$53,615	$92,908	$87,173

Non-GAAP operating margin	9.7%	9.4%	8.5%	8.2%

Non-GAAP net income and EPS reconciliation[5] :
GAAP net income from continuing operations	$28,261	$9,346	$25,069	$6,126
Add back items:
Amortization of definite-lived intangibles	10,425	10,945	21,330	21,890
Accelerated depreciation	—	2,754	—	2,754
Stock-based compensation	3,350	2,647	7,559	7,482
Non-cash interest expense	536	3,604	1,073	7,157
(Gain) on sale of assets	(11)	(274)	(991)	(507)
Change in fair value of warrant liabilities	(1,027)	—	(1,199)	—
Loss on extinguishment of debt	—	—	15,217	—
Unrealized gain on commodity hedge	(99)	—	(99)	—
Restructuring, acquisition-related, and other charges	566	14,273	3,851	15,869
Income taxes[6]	(1,958)	(10,292)	(6,509)	(11,107)

Non-GAAP net income	$40,043	$33,003	$65,301	$49,664

Non-GAAP earnings per diluted share	$0.36	$0.31	$0.60	$0.46

Adjusted EBITDA reconciliation[7] :
GAAP net income from continuing operations	$28,261	$9,346	$25,069	$6,126
Add back items:
Income tax provision (benefit)	1,854	(4,467)	747	(2,344)
Interest expense	11,079	18,572	22,468	38,353
Amortization of definite-lived intangibles	10,425	10,945	21,330	21,890
Depreciation expense	21,241	25,756	42,717	50,128
Stock-based compensation	3,350	2,647	7,559	7,482
(Gain) on sale of assets	(11)	(274)	(991)	(507)
Change in fair value of warrant liabilities	(1,027)	—	(1,199)	—
Loss on extinguishment of debt	—	—	15,217	—
Unrealized gain on commodity hedge	(99)	—	(99)	—
Restructuring, acquisition-related, and other charges	566	14,273	3,851	15,869

Adjusted EBITDA	$75,639	$76,798	$136,669	$136,997

Adjusted EBITDA margin	13.3%	13.5%	12.5%	12.8%

Free cash flow reconciliation[8] :
Operating cash flow	$56,909	$100,820	$98,054	$107,447
Capital expenditures, net	(22,727)	(21,339)	(43,693)	(45,271)

Free cash flow	$34,182	$79,481	$54,361	$62,176

[1]	Other represents the SH E-MS and SZ results.
[2]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[3]

Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, accelerated depreciation, stock-based compensation expense, unrealized gain on commodity hedge, restructuring and other charges.

[4]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, accelerated depreciation, stock-based compensation expense, gain on sale of assets, unrealized gain on commodity hedge, restructuring, acquisition-related costs, and other charges.

[5]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures – which add back amortization of intangibles, accelerated depreciation, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, unrealized gain on commodity hedge, restructuring, acquisition-related costs, and other charges as well as the associated tax impact of these charges and discrete tax items – provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[6]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.
[7]

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, unrealized gain on commodity hedge, restructuring, acquisition-related costs, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

[8]	Free Cash Flow in 2020 has been restated to exclude the Mobility business which was sold in Q2 of 2020.